Editorial Contact:	Investor Relations Contact:
Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT DELIVERS 21 PERCENT SEQUENTIAL REVENUE GROWTH AND COMPLETES FIRST PHASE OF RECOVERY PLAN

Revenue Increased from $140M to $170M; Two-quarter $70M Channel Inventory

Reduction Initiative Completed

NEWPORT BEACH, Calif., Apr. 20, 2005 – Conexant Systems, Inc. (NASDAQ: CNXT), today announced revenues of $169.7 million for the second quarter of fiscal 2005, which ended April 1, 2005. The company had previously guided for second fiscal quarter revenues of approximately $160 million. Conexant also accomplished the first phase of its recovery plan by successfully completing its two-quarter channel inventory reduction initiative. Over this period, the company drove the consumption of approximately $70 million of inventory at distributors and direct customers in order to balance revenues with end-customer demand as rapidly as possible.

Second fiscal quarter 2005 revenues of $169.7 million increased 21 percent from first fiscal quarter 2005 revenues of $140.6 million, and decreased 30 percent compared to second fiscal quarter 2004 revenues of $243.8 million. The second fiscal quarter 2005 pro forma operating loss was $29.2 million, compared to a pro forma operating loss of $85.9 million in the first quarter of fiscal 2005, and a pro forma operating profit of $19.9 million in the year-ago quarter. On a pro forma basis, the net loss for the second fiscal quarter of 2005 was $0.08 per diluted share and in line with expectations, compared to a net loss of $0.20 in the first fiscal quarter, and a net profit of $0.04 per diluted share in the second fiscal quarter of 2004.

Based on generally accepted accounting principles (GAAP), the net loss for the second quarter of fiscal 2005 was $73.2 million, or $0.16 per diluted share, compared to a net loss of $120.7 million, or $0.26 per diluted share, in the first quarter of fiscal 2005, and a net loss of $143.4 million, or $0.41 per diluted share, in the second quarter of fiscal 2004.

Conexant provides pro forma results as a supplement to financial statements based on GAAP. The company uses pro forma information to evaluate its operating performance and

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believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between pro forma and GAAP results is included in the accompanying financial data.

“Conexant’s second fiscal quarter revenues of $169.7 million were nearly $10 million higher than previously expected, primarily due to greater-than-anticipated demand in our DSL business,” said Dwight W. Decker, Conexant chairman and chief executive officer.

“During the quarter, we continued our focus on working capital management. We reduced internal inventory by $26 million, bringing the two-quarter reduction in this metric to $40 million, excluding the impact of charges,” Decker said. “We collected $180 million in receivables during the quarter, reducing DSOs by 15 percent from 60 to 51 days. We achieved our targeted reduction from $93 million to $89 million in quarterly pro forma operating expenses. We also achieved our goal of holding our cash level flat, excluding any change in the value of our equity holdings, by capturing a gain of approximately $50 million through a refinancing of our headquarters building that covered our operating losses and restructuring costs.

“Our only disappointment during the quarter was that the timely completion of our two-quarter inventory reduction initiative required a number of out-of-the-ordinary channel actions,” Decker continued. “These included selectively placing higher-cost products into more price-sensitive applications, and special pricing for certain customers on selected slower moving products. This dynamic depressed second fiscal quarter gross margins to 35.3 percent of revenues, a level below our expectations entering the quarter.

“From a broader perspective, by quickly returning channel inventory to normalized levels, we successfully executed on the first phase of our three-stage recovery plan,” Decker said. “We are now focused on the second phase of this plan, which is to grow revenues, complete in-process cost reductions, and achieve profitability before the end of the calendar year. In order to reach this critical milestone, we are targeting a revenue level of $220 million, gross margins of 40 percent, and quarterly operating expenses of $80 million.

“Once accomplished, we will turn to our third phase, in which we will focus on differentiating Conexant by leveraging our unique broadband media and communications processing capabilities to develop new converged digital consumer electronics products and maximize our profitability,” Decker said.

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Third Fiscal Quarter 2005 Outlook

“We expect to deliver third fiscal quarter revenues of approximately $190 million, up approximately 12 percent sequentially from the $170 million in revenue we recorded in the just concluded quarter,” Decker said.

“With the effects of our inventory reduction initiative behind us, we anticipate that gross margins for the current quarter will improve to a level of approximately 38 percent, despite significant and continuing price pressure in our DSL and wireless networking businesses,” Decker continued. “We expect to further reduce pro forma operating expenses from $89 million in the March quarter to $86 million in the current quarter. Driven by these improvements, we anticipate that we will reduce our pro forma operating loss by more than 50 percent sequentially, from $29 million in the March quarter to a loss of approximately $14 million in the current quarter, resulting in a pro forma net loss of approximately $0.05 per share, based on approximately 470 million fully diluted shares.”

Note to Editors, Analysts and Investors

Conexant’s conference call will take place on Wednesday, April 20, 2005, at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time. To listen to the conference call via telephone, dial 866-710-0179 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 877-919-4059 (domestic) or 334-323-7226 (international); pass code: 59844236.

About Conexant

Conexant’s innovative semiconductor solutions are driving broadband communications, enterprise networks and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11a/b/g-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlugSM and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

Conexant is a fabless semiconductor company that recorded more than $900 million in revenues in fiscal year 2004. The company has approximately 2,400 employees worldwide, and is headquartered in Newport Beach, Calif. To learn more, please visit us at www.conexant.com.

Safe Harbor Statement

This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and

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uncertainties include, but are not limited to: the substantial losses the company has incurred recently; the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions and product quality; the company’s ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; and the risk that the businesses of Conexant and GlobespanVirata have not yet been completely and may not be integrated successfully, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

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CONEXANT SYSTEMS, INC.
GAAP Consolidated Statements of Operations
(Unaudited, in Thousands, Except Per Share Amounts)

	Three months ended		Six months ended
	March 31,	March 31,	March 31,	March 31,
	2005	2004	2005	2004
Net revenues (See Note 1)	$169,738	$243,781	$310,359	$421,114
Cost of goods sold (See Note 2)	109,766	142,116	243,231	240,312

Gross margin	59,972	101,665	67,128	180,802

Operating expenses:
Research and development	70,539	53,734	143,080	92,888
Selling, general and administrative	28,362	30,602	58,368	53,411
Amortization of intangible assets	8,140	3,653	16,433	4,608
In-process research and development	—	160,818	—	160,818
Special charges (See Note 3)	13,596	5,514	32,853	6,119

Total operating expenses	120,637	254,321	250,734	317,844

Operating loss	(60,665)	(152,656)	(183,606)	(137,042)
Other expense (income), net	11,892	(9,736)	9,137	(35,017)

Loss before income taxes	(72,557)	(142,920)	(192,743)	(102,025)
Provision for income taxes	630	459	1,162	707

Net loss	$(73,187)	$(143,379)	$(193,905)	$(102,732)

Basic and diluted loss per share	$(0.16)	$(0.41)	$(0.41)	$(0.33)

Number of shares used in per share computation- basic and diluted	470,189	349,968	469,279	313,580

The GAAP consolidated statements of operations include the results of operations of GlobespanVirata, Inc. from February 27, 2004, the date of the company’s merger with GlobespanVirata. No restatement has been made to earlier periods.

Note 1 – Includes $9.6 million and $17.5 million of pricing adjustments to inventories in the channel during the three and six months ended March 31, 2005, respectively.

Note 2- Includes $45.0 million of charges related to internal inventory in the six months ended March 31, 2005.

Note 3 — Special charges consist of asset impairments, restructuring charges, integration costs, and other special items.

CONEXANT SYSTEMS, INC.
Pro Forma (Non-GAAP) Consolidated Statements of Operations
(Unaudited, in Thousands, Except Per Share Amounts)

	Three months ended		Six months ended
	March 31,	March	31,	March 31,	March 31,
	2005	2004	2005		2004
Net revenues (See Note 4)	$169,738	$243,781	$310,359		$421,114
Cost of goods sold (See Note 5)	109,766	141,304	243,231		239,500

Gross margin	59,972	102,477	67,128		181,614

Operating expenses:
Research and development	63,909	52,863	130,574		91,994
Selling, general and administrative	25,225	29,746	51,586		52,555

Total operating expenses	89,134	82,609	182,160		144,549

Pro forma operating income (loss)	(29,162)	19,868	(115,032)		37,065
Other expense, net	6,741	4,686	15,670		9,289

Pro forma income (loss) before income taxes	(35,903)	15,182	(130,702)		27,776
Provision for income taxes	630	459	1,162		707

Pro forma net income (loss)	$(36,533)	$14,723	$(131,864)		$27,069

Basic income (loss) per share pro forma (non-GAAP)	$(0.08)	$0.04	$(0.28)		$0.09

Diluted income (loss) per share pro forma (non-GAAP)	$(0.08)	$0.04	$(0.28)		$0.08

Number of shares used in per share computation — basic	470,189	349,968	469,279		313,580

Number of shares used in per share computation – diluted	470,189	377,993	469,279		339,087

The pro forma (non-GAAP) consolidated statements of operations include the results of operations of GlobespanVirata, Inc. from February 27, 2004, the date of the company’s merger with GlobespanVirata. No restatement has been made to earlier periods.

Pro forma operating income (loss), pro forma net income (loss), and basic and diluted income (loss) per share pro forma (non-GAAP) excludes certain non-cash and special items related to operations, and certain non-operating gains and losses. The company believes these measures of income provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of income are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

A reconciliation of GAAP consolidated statements of operations and per share information as determined under generally accepted accounting principles with the pro forma net income (loss) and pro forma per share information presented above is presented in the following table.

Note 4 – Includes $9.6 million and $17.5 million of pricing adjustments to inventories in the channel during the three and six months ended March 31, 2005, respectively.

Note 5- Includes $45.0 million of charges related to internal inventory in the six months ended March 31, 2005.

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Consolidated Statements of Operations to
Pro Forma (Non-GAAP) Consolidated Statements of Operations
(Unaudited, in Thousands, Except Per Share Amounts)

	Three months ended		Six months ended
	March 31,	March 31,	March 31,	March 31,
	2005	2004	2005	2004
Net loss (unaudited)	$(73,187)	$(143,379)	$(193,905)	$(102,732)

Non-cash and special items:
Amortization of intangible assets	8,140	3,653	16,433	4,608
In-process research and development	—	160,818	—	160,818
IP litigation support costs	2,148	570	4,345	570
Special charges (See Note 6)	13,596	5,514	32,853	6,119
Stock compensation	3,019	1,157	6,008	1,180
Transitional salaries and benefits (See Note 7)	4,600	—	8,935	—
Equity in losses (earnings) of equity method investees	3,371	(651)	6,460	(10,816)
Unrealized gain on note receivable from Skyworks	—	(16,456)	—	(11,545)
Unrealized (gain) loss on Mindspeed warrant	13,492	2,085	(1,281)	(22,545)
Inventory impairment	—	812	—	812
Gain on sale of equity securities	(11,112)	—	(11,112)	—
Write-down (recovery) of investments	(600)	600	(600)	600

Pro forma net income (loss)	$(36,533)	$14,723	$(131,864)	$27,069

Income (loss) per share, basic:
Net loss (GAAP)	$(0.16)	$(0.41)	$(0.41)	$(0.33)
Non-cash and special items	0.08	0.45	0.13	0.42

Pro forma (non-GAAP) income (loss)	$(0.08)	$0.04	$(0.28)	$0.09

Income (loss) per share, diluted:
Net loss (GAAP)	$(0.16)	$(0.41)	$(0.41)	$(0.33)
Non-cash and special items	0.08	0.45	0.13	0.41

Pro forma (non-GAAP) income (loss)	$(0.08)	$0.04	$(0.28)	$0.08

Note 6 — Special charges consist of asset impairments, restructuring charges, integration costs, and other special items.

Note 7- Transitional salaries and benefits of $4,600 for the three months ended March 31, 2005 and $8,935 for the six months ended March 31, 2005 represent amounts earned by employees, who have been notified of their termination as part of our restructuring activities, from the date of their notification. Included in the above amounts for the three and six months ended March 31, 2005 are $632 and $928, respectively, of facilities related costs.

CONEXANT SYSTEMS, INC.
Consolidated Condensed Balance Sheets
(Unaudited, in Thousands)

	March 31,	December 31,	September 30,
	2005	2004	2004
ASSETS

Current assets:
Cash and cash equivalents (See Note 8)	$141,206	$132,326	$139,031
Marketable securities (See Note 8)	104,613	135,597	163,040
Receivables, net	94,706	92,864	185,037
Inventories	110,098	136,438	194,754
Mindspeed warrant-current portion	3,250	5,634	3,599
Other current assets	22,608	17,521	20,768

Total current assets	476,481	520,380	706,229
Property, plant and equipment, net	51,052	53,266	55,741
Goodwill	718,335	714,852	708,544
Intangible assets, net	122,597	128,947	135,241
Mindspeed warrant	24,316	35,737	23,000
Marketable securities-long term (See Note 8)	117,981	123,266	137,604
Other assets	109,049	112,936	114,163

Total assets	$1,619,811	$1,689,384	$1,880,522

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$92,392	$89,171	$141,533
Accrued compensation and benefits	33,708	44,511	40,423
Restructuring and reorganization liabilities	24,919	28,205	22,427
Other current liabilities	58,546	51,502	67,044

Total current liabilities	209,565	213,389	271,427
Convertible subordinated notes	711,825	711,825	711,825
Other liabilities	105,590	64,741	68,883

Total liabilities	1,026,980	989,955	1,052,135

Shareholders’ equity	592,831	699,429	828,387

Total liabilities and shareholders’ equity	$1,619,811	$1,689,384	$1,880,522

Note 8 – Total cash, cash equivalents and marketable securities at March 31, 2005, December 31, 2004 and September 30, 2004 are as follows:

	March 31,	December 31,	September 30,
	2005	2004	2004
Cash and cash equivalents	$141,206	$132,326	$139,031
Other short-term marketable securities (primarily mutual funds, domestic government agencies and corporate debt securities)	10,222	2,587	13,764
Long-term marketable securities (primarily domestic government agencies and corporate debt securities)	117,981	123,266	137,604

Subtotal	269,409	258,179	290,399

Equity securities- Skyworks Solutions, Inc. (6.2 million shares at March 31, 2005, December 31, 2004 and September 30, 2004)	38,643	58,305	61,767
Equity securities- SiRF Technologies, Inc. (5.0 million shares at March 31, 2005 and 5.9 million shares at December 31, 2004 and	—		—
September 30, 2004)	55,748	74,705	87,509

Subtotal Skyworks and SiRF (See Note 9).........	94,391	133,010	149,276

Total cash, cash equivalents and marketable securities	$363,800	$391,189	$439,675

Note 9 – The decrease in value of Skyworks and SiRF shares from December 31, 2004 to March 31, 2005 was approximately $28.3 million, excluding the sale of 0.9 million shares of SiRF for net proceeds of $10.2 million during the three months ended March 31, 2005.

CONEXANT SYSTEMS, INC.
Selected Other Data
(Unaudited, in Thousands)

	Three months ended		Six months ended
	March 31,		March 31,
	2005	2004	2005	2004
Selected Data:
Depreciation (See Note 10)	$4,692	$3,670	$9,530	$6,825
Capital expenditures	10,280	5,045	12,362	9,902
Revenues By Region:
Americas	$21,267	$25,542	$39,706	$47,943
Asia-Pacific	132,585	198,298	238,057	338,660
Europe, Middle East and Africa	15,886	19,941	32,596	34,511

	$169,738	$243,781	$310,359	$421,114

	March 31,

Note 10 — Does not include amortization of intangible assets, as applicable.

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